UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2012

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

CSG Systems International, Inc. (“CSG”) currently generates a material portion of its revenues from Comcast Corporation Inc. (“Comcast”) under a multi-year Master Subscriber Management Agreement that runs through December 31, 2012. For the third quarter of 2012, CSG generated approximately 21% of its total revenues from Comcast.

On December 21, 2012, CSG entered into the eighteenth amendment to the Master Subscriber Management Agreement with Comcast, which extended the term of this agreement through January 31, 2013, while the parties continue negotiations relating to a new agreement. This extension will have no impact to CSG’s expected results of operations for 2012.

A copy of the amendment, with confidential information redacted, will be filed as an exhibit to CSG’s Form 10-K for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2012

CSG SYSTEMS INTERNATIONAL, INC.

	By:	/s/ Randy R. Wiese
Randy R. Wiese,
Chief Financial Officer and
Principal Accounting Officer

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